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                                  Exhibit 23(b)


                    Consent of Andrews Hooper & Pavlik P.L.C.


         We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-61590) pertaining to the Dividend Reinvestment Plan and (Form S-8 No. 33-61596) pertaining to the Employees' Stock Purchase Plan of IBT Bancorp, of our report dated February 2, 1996, with respect to the consolidated financial statements of IBT Bancorp and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1995.



                                 Andrews Hooper & Pavlik, P.L.C.



         Saginaw, Michigan
         March 20, 1998























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